SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 2, 2004

Arrhythmia Research Technology, Inc.
 (Exact name of issuer as specified in its charter)

Delaware	1-9731	72-0925679
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification Number)
Incorporation or organization)

25 Sawyer Passway
Fitchburg, MA 01420
(Address of principal executive offices and zip code)

(978) 345-5000
(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosures

On March 2, 2004 Arrhythmia Research Technology, Inc. (the “Company”) announced that its wholly owned subsidiary, Micron Products, Inc., has entered into a non-binding letter of intent to purchase substantially all of the operating assets of New England Molders, Inc. The Company issued a press release dated March 2, 2004, which is attached as Exhibit 99.1 to this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c). Exhibits

Exhibit Number	Description
99.1	Press Release dated March 2, 2004 announcing proposed asset purchase.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 3rd day of March 2004.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By: /s/ David A. Garrison
David A. Garrison
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated March 2, 2004 announcing proposed asset purchase.